Exhibit 99.1
NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Company contact:
L. Decker Dawson, Chairman
Stephen C. Jumper, CEO and President
Christina W. Hagan, Chief Financial Officer
(800) 332-9766
www.dawson3d.com
DAWSON GEOPHYSICAL REPORTS RECORD
THIRD QUARTER AND NINE MONTHS RESULTS
MIDLAND, Texas, July 31, 2008/PR Newswire/ — Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $84,568,000 for the quarter ending June 30, 2008, the Company’s third fiscal quarter of 2008, compared to $68,637,000 for the same quarter in fiscal 2007, an increase of 23 percent. Revenue growth in the quarter was primarily the result of the addition of a new seismic data acquisition crew in September 2007, the replacement of an I/O MRX recording system with an ARAM ARIES recording system on an existing crew in April 2008, the redeployment of the I/O MRX recording system on a new crew in May 2008, increased channel count, and productivity on existing crews.
Net income for the third quarter of fiscal 2008 was $9,707,000, compared to $7,561,000 in the same quarter of fiscal 2007, an increase of 28 percent. Earnings per share for the third quarter of fiscal 2008 were $1.27 per share, compared to $0.99 per share in the same quarter of fiscal 2007. EBITDA for the third quarter of fiscal 2008 was $22,397,000 compared to $17,700,000 in the same quarter of fiscal 2007, an increase of 26.5 percent. Included in the third quarter results is a 35 percent increase in depreciation charges from the prior year period reflecting the Company’s continued capital investment and growth.
The Company’s third quarter results reflect continued brisk domestic exploration activities by the Company’s clients, particularly those clients seeking natural gas reserves. Revenues in the third quarter of fiscal 2008 continued to include high third-party charges related to the use of helicopter support services, specialized survey technologies, and dynamite energy sources. The sustained level of these charges is driven by the Company’s continued operations in areas with limited access in the Appalachian Basin, Arkansas, Val Verde Basin of Texas, and in Eastern Oklahoma. The Company is reimbursed for these expenses by its clients.
Stephen Jumper, President and CEO of Dawson Geophysical Company said, “Increased demand for higher subsurface resolution and lower finding and development costs by our clients fueled record third quarter and nine months results. This success further led to the fielding of an additional crew, our sixteenth, in May 2008 by redeploying an existing I/O MRX recording system. This crew has a smaller channel count and is initially committed to large scale 2D and smaller 3D seismic projects in the Appalachian Basin.”
During the quarter, the Company took delivery of seven ION vibrator energy source units ordered in the second quarter. The Company now operates in excess of 115,000 channels and 143 vibrator energy source units.

Nine Months Results
For the nine months ended June 30, 2008, revenues were $240,530,000, compared to $182,226,000 for the same period in 2007, an increase of 32 percent. Net income for the first nine months of fiscal 2008 increased 40 percent to $25,703,000, compared to $18,364,000 for the first nine months of fiscal 2007. Earnings per share for the first nine months of fiscal 2008 were $3.35 as compared to $2.42 for the first nine months of fiscal 2007, an increase of 38 percent. EBITDA was $59,595,000 in the first nine months of fiscal 2008 versus $43,329,000 during the same period of fiscal 2007, an increase of 37.5 percent.
Demand for the Company’s services continues at a high level. Although the Company’s clients may cancel their service contracts on short notice, the Company’s order book remains strong, reflecting commitments to operate at full capacity on all crews through the end of calendar 2008 and on a number of crews well into calendar 2009. Operations are currently active on projects in West Texas, South Texas, East Texas, the Barnett Shale of the Ft. Worth Basin, the Fayetteville Shale in Arkansas, the Rocky Mountains, New Mexico, Oklahoma, Louisiana, California, and the Appalachian Basin.
Mr. Jumper said, “Our strong performance and continued ability to deliver value for our clients is a reflection of the strength of our people, the depth of our geophysical resources, and our success in helping clients understand the geological complexities of their E&P assets. Our clients’ desire for higher resolution subsurface images with improved efficiency and channel count growth will continue to drive our earnings and revenues as they did in the third fiscal quarter and nine month period.”

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
About Dawson Geophysical Company
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2D, 3D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
Forward Looking Statement
This press release contains information about the Company’s EBITDA, a non-GAAP financial measure. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:
•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;
•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and
•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.
The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income is presented in the table following the text of this press release.

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800 Midland, TX 79701
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, high fixed cost of operations, weather interruptions, the ability to obtain land access rights of way, industry competition, the ability to manage growth, and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2007. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

DAWSON GEOPHYSICAL COMPANY
STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues	$84,568,000	$68,637,000	$240,530,000	$182,226,000
Operating costs:
Operating expenses	60,457,000	49,825,000	176,111,000	135,157,000
General and administrative	1,649,000	1,532,000	5,192,000	4,585,000
Depreciation	6,317,000	4,685,000	17,722,000	12,853,000

	68,423,000	56,042,000	199,025,000	152,595,000

Income from operations	16,145,000	12,595,000	41,505,000	29,631,000
Other income (expense):
Interest income	76,000	190,000	410,000	616,000
Interest expense	(116,000)	—	(316,000)	—
Other	(141,000)	230,000	(42,000)	229,000

Income before income tax	15,964,000	13,015,000	41,557,000	30,476,000
Income tax expense:
Current	(4,981,000)	(4,502,000)	(13,631,000)	(9,567,000)
Deferred	(1,276,000)	(952,000)	(2,223,000)	(2,545,000)

	(6,257,000)	(5,454,000)	(15,854,000)	(12,112,000)

Net income	$9,707,000	$7,561,000	$25,703,000	$18,364,000

Net income per common share	$1.27	$0.99	$3.35	$2.42

Net income per common share-assuming dilution	$1.26	$0.98	$3.33	$2.40

Weighted average equivalent common shares outstanding	7,668,651	7,622,755	7,665,253	7,589,022

Weighted average equivalent common shares outstanding-assuming dilution	7,733,076	7,695,371	7,727,205	7,660,053

DAWSON GEOPHYSICAL COMPANY
BALANCE SHEETS

	June 30,	September 30,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,834,000	$14,875,000
Accounts receivable, net of allowance for doubtful accounts of $216,000 and $176,000 in 2008 and 2007 respectively	74,784,000	56,707,000
Prepaid expenses and other assets	1,103,000	815,000
Current deferred tax asset	697,000	693,000

Total current assets	89,418,000	73,090,000

Property, plant and equipment	245,597,000	207,427,000
Less accumulated depreciation	(96,806,000)	(84,655,000)

Net property, plant and equipment	148,791,000	122,772,000

	$238,209,000	$195,862,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,807,000	$12,816,000
Accrued liabilities:
Payroll costs and other taxes	1,612,000	2,325,000
Other	13,804,000	14,263,000
Deferred revenue	645,000	2,922,000
Line of credit	20,000,000	5,000,000

Total current liabilities	50,868,000	37,326,000

Deferred tax liability	11,609,000	9,381,000
Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 7,765,994 and 7,658,494 shares issued and outstanding in each period	2,588,000	2,553,000
Additional paid-in capital	86,137,000	85,090,000
Retained earnings	87,007,000	61,512,000

Total stockholders’ equity	175,732,000	149,155,000

	$238,209,000	$195,862,000

Reconciliation of EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net Income	$9,707,000	$7,561,000	$25,703,000	$18,364,000
Depreciation	6,317,000	4,685,000	17,722,000	12,853,000
Interest expense	116,000	—	316,000	—
Income tax expense	6,257,000	5,454,000	15,854,000	12,112,000

EBITDA	$22,397,000	$17,700,000	$59,595,000	$43,329,000

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Nine Months Ended
	June 30,
	2008	2007
Net cash provided by operating activities	$30,605,000	$30,502,000
Changes in working capital items and other	29,818,000	12,718,000
Non-cash adjustments to income	(828,000)	109,000

EBITDA	$59,595,000	$43,329,000